EXHIBIT 10.4.7
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             AMENDMENT NO. 7 TO EMPLOYMENT CONTRACT


      AGREED, as of the 13th day of June 1996, between the Federal Agricultural Mortgage Corporation (FAMC) and Thomas R. Clark (you), that the existing employment contract between the parties hereto, dated June 13, 1989, as amended by Employment Agreement Amendment No. 1 dated February 14, 1991 and Amendment to Employment Contract dated as of June 1, 1993, Amendment No. 3 to Employment Contract dated as of June 1, 1993, Amendment No. 4 to Employment Contract dated as of June 1, 1994, Amendment No. 5 to Employment Contract dated as of June 1, 1995 and Amendment No. 6 to Employment Contract dated as of February 8, 1996 (collectively, the Agreement), be and hereby is amended as follows:

      Section 1 and subsection 7(a)(iii) of the Agreement are replaced in their entireties with the following new section and subsection, respectively:

      1. Term. The term of your employment shall continue until June 1, 1999 or any earlier effective date of termination pursuant to Paragraph 7 hereof (the "Term").

      7(a) (iii) FAMC may terminate your employment without "cause" at any time. Such termination shall become effective on the earlier of June 1, 1999, or two years from the date of notice of such termination.

      As amended hereby, the Agreement remains in full force and effect.

Federal Agricultural Mortgage Corporation               Employee



By:_____________________________
Title:  President